Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-4 No. 333-272510 on Form S-8) pertaining to the Apexigen, Inc. 2010 Equity Incentive Plan, Apexigen, Inc. 2020 Equity Incentive Plan, and Apexigen, Inc. 2022 Equity Incentive Plan of our report dated March 22, 2023, with respect to the consolidated financial statements of Pyxis Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 23, 2023